Immediate Release
Michael Whitlow
(225) 388-7320
Sarah McCoy
(804) 788-6091

        Richmond, Virginia, October 21, 2003 -- Albemarle Corporation (NYSE:ALB) reported third-quarter 2003 net income, excluding special items, of $14.7 million, or 35 cents per share on a diluted basis, down 28 and 27 percent, respectively, from third-quarter 2002 earnings of $20.4 million, or 48 cents per diluted share. Third quarter 2003 special items include a voluntary workforce reduction charge of $4.8 million after income taxes or about 12 cents per diluted share and the finalization of certain income tax related adjustments. Net income for the third-quarter-ended September 30, 2003, including special items was $9.9 million or 23 cents per diluted share versus $20.4 million or 48 cents per share in 2002, respectively.

        Results for third-quarter 2003 reflect higher net sales, up two percent versus third-quarter 2002, or $4.8 million, due primarily to the contributions made by the Company's 2003 acquisitions and the favorable effects of foreign exchange in Europe. On a year-to-year comparison, the third-quarter 2003 gross margin percentage is down from last year, primarily due to higher raw material and energy costs, and product mix.

        For the first nine months of 2003, net income amounted to $53.4 million, down eight percent from $57.8 million for the first nine months of last year, while diluted earnings per share amounted to $1.27 per diluted share for the first nine months of 2003 compared to $1.34 per diluted share for the same period in 2002. This change in nine months results was primarily affected by higher raw material and energy costs, and product mix, offset in part by the favorable overall effects of foreign exchange. Nine months results also include the impact of the tax settlements and tax reserve adjustments (33 cents per diluted share), offset in part by the third quarter 2003 voluntary work force reduction charge (about 12 cents per diluted share) and a first quarter 2003 charge for the cumulative effect of a change in an accounting principle related to SFAS No. 143 (five cents per diluted share).

        Sales for the first nine months of 2003 were $811.6 million, up $55.4 million or approximately seven percent over the same period last year. The increase in sales was due primarily to the favorable effects of foreign exchange in Europe and to the contributions made by the Company's 2003 acquisitions.

        Average common shares used to compute third-quarter and nine months 2003 diluted earnings per share were 42,137,000 and 42,156,000, down from 42,796,000 and 43,270,000, respectively, for the corresponding periods in 2002, primarily reflecting the effects of the Company's purchase of its common shares in both February 2003 and 2002.

        Mark C. Rohr, President and CEO, commented, "In the third quarter, we continued to see the negative effect that higher raw materials and energy costs had on our margins, overcoming favorable lower costs, new products and acquisitions. Our sales from new products and accretive acquisitions are impressive, and we intend to continue working on the mature products to improve profitability while growing our businesses across the board. If we see some moderation in raw material and energy costs, we are hopeful that we will be able to return to a materially higher level of profitability."

        Some of the information presented in the following communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current expectations, which are in turn based on the Company's reasonable assumptions within the bounds of its knowledge of its business and operations. There can be no assurance, however, that the Company's actual results will not differ materially from the results and expectations in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in the demand for the Company's products, increases in the cost of products, increases in the cost of energy and raw materials (notably, ethylene, chlorine and natural gas), changes in the Company's markets in general, fluctuations in foreign currencies, changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending, changes in laws and regulations, unanticipated claims or litigation, the inability to obtain current levels of product or premises liability insurance or the denial of such coverage, political unrest affecting the global economy and changes in accounting standards. The Company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

        A more comprehensive discussion of the Company’s performance will be available on Albemarle’s Web Page at www.albemarle.com on October 21, following a conference call at 2:00 PM Eastern Daylight Time.

        Albemarle Corporation, headquartered in Richmond, Virginia, is a leading producer of specialty chemicals for consumer electronics; pharmaceuticals; agricultural, automotive and industrial products; and construction and packaging materials. The company's two business segments, Polymer Chemicals and Fine Chemicals; which includes custom manufacturing services for the life sciences market; serve customers in more than 80 countries, generating annual revenue of approximately $1 billion. Learn more about Albemarle at www.albemarle.com.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts)
(Unaudited)

                                           Third Quarters Ended September 30
                                  ----------------------------------------------
                                           2003                         2002(a)
                                  ----------------             -----------------
Net sales                                 $276,551                     $271,714
Cost of goods sold (b)                     220,543                      206,740
                                  ----------------             -----------------
       Gross profit                         56,008                       64,974
Selling, general and
administrative expenses                     27,965                       29,450
Research and development expenses            4,770                        4,120
Special item                                 7,503  (c)                       -
                                  ----------------             -----------------
      Operating profit                      15,770                       31,404
Interest and financing expenses             (1,449)                      (1,315)
Other income (expenses), including
   minority interest                       (2,663) (d)                     (841)
                                  ----------------             -----------------
Income before income taxes                 11,658                        29,248
Income taxes                                1,802  (d,e)                  8,896
                                  ----------------             -----------------
Net income                                 $9,856                       $20,352
                                  ================             =================

Basic earnings per share                    $0.24                         $0.49
                                  ================             =================

Shares used to compute basic
   earnings per share                      41,177                        41,676
                                  ================             =================

Diluted earnings per share                  $0.23                         $0.48
                                  ================             =================

Shares used to compute diluted
   earnings per share                      42,137                        42,796
                                  ================             =================

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per-share amounts)
(Unaudited)

                                               Nine Months Ended September 30
                                     -------------------------------------------
                                             2003                      2002(a)
                                     ----------------           ----------------
Net sales                                  $811,597                   $756,242
Cost of goods sold (b)                      639,521                    577,353
                                     ----------------           ----------------
       Gross profit                         172,076                    178,889
Selling, general and
administrative expenses                      85,026                     84,070
Research and development expenses            14,133                     12,916
Special item                                  7,503  (c)                   850  (c)
                                     ----------------           ----------------
      Operating profit                       65,414                     81,053
Interest and financing expenses              (4,043)                    (3,775)
Other income, including
minority interest                               594  (d)                 2,227  (f)
                                     ----------------           ----------------
Income before income taxes                   61,965                     79,505
Income taxes                                  6,312  (d,e)              21,661  (f)
                                     ----------------            ---------------
Income before cumulative effect
   of a change in accounting principle       55,653                     57,844
Cumulative effect of a change in
   accounting principle, net                 (2,220) (g)                     -
                                     ----------------           ----------------
Net income                                  $53,433                    $57,844
                                     ================           ================

Basic earnings per share:
   Income before cumulative effect of a
      change in accounting principle          $1.34                      $1.37
   Cumulative effect of a change in
      accounting principle, net               (0.05) (g)                     -
                                     ----------------           ----------------
   Net income                                 $1.29                      $1.37
                                     ================           ================

Shares used to compute basic
   earnings per share                        41,293                     42,244
                                     ================           ================

Diluted earnings per share:
   Income before cumulative effect of a
      change in accounting principle          $1.32                      $1.34
   Cumulative effect of a change in
      accounting principle, net               (0.05) (g)                     -
                                     ----------------           ----------------
   Net income                                 $1.27                      $1.34
                                     ================           ================

Shares used to compute diluted
   earnings per share                        42,156                     43,270
                                     ================           ================

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In thousands of dollars)
(Unaudited)

                                                                Third Quarters Ended September 30
                                              --------------------------------------------------------------------------------
                                                             2003                                         2002(a)
                                              -----------------------------------           ----------------------------------
                                                Revenues              Income                   Revenues            Income
                                              --------------      ---------------            -------------      --------------
 Polymer Chemicals                                 $162,232              $16,927                 $151,699             $20,613
 Fine Chemicals                                     114,319                6,340                  120,015              18,271
                                              --------------      ---------------            -------------      --------------
    Segment totals                                 $276,551               23,267  (b,c)          $271,714              38,884  (b)
                                              ==============                                 =============
 Corporate and other expenses                                             (7,497) (b,c)                                (7,480) (b)
                                                                 ---------------                                --------------
    Operating profit                                                      15,770                                       31,404
 Interest and financing expenses                                          (1,449)                                      (1,315)
 Other income (expenses),
    including minority interest                                           (2,663) (d)                                    (841)
                                                                  ---------------                               --------------
 Income before income taxes                                              $11,658                                      $29,248
                                                                  ===============                               ==============

                                                                Nine Months Ended September 30
                                              ------------------------------------------------------------------------------
                                                            2003                                         2002(a)
                                              -----------------------------------           --------------------------------
                                                Revenues             Income                   Revenues            Income
                                              --------------     ----------------           --------------     -------------
 Polymer Chemicals                                 $459,588              $52,026                 $416,821           $50,464
 Fine Chemicals                                     352,009               31,496                  339,421            47,869
                                              --------------     ----------------           --------------     -------------
    Segment totals                                 $811,597               83,522  (b,c)          $756,242            98,333  (b,c)
                                              ==============                                ==============
 Corporate and other expenses                                            (18,108) (c)                               (17,280) (b,c)
                                                                 ----------------                              -------------
    Operating profit                                                      65,414                                     81,053
 Interest and financing expenses                                          (4,043)                                    (3,775)
 Other income (expenses),
    including minority interest                                              594  (d)                                 2,227  (f)
                                                                 ----------------                              -------------
 Income before income taxes                                              $61,965                                    $79,505
                                                                 ================                              =============

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands of dollars)
(Unaudited)

	Nine Months Ended September 30
	2003	2002(a)
Cash and cash equivalents at beginning of year	$37,636	$30,585

Cash flows from operating activities:
Net income	53,433	57,844
Cumulative effect of a change in accounting principle, net (g)	2,220	--

Income before cumulative effect of a change in accounting principle	55,653	57,844
Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
Depreciation and amortization	61,765	60,646
Working capital increase net of the effects of acquisitions	3,395	21,873
Increase in income tax receivable	(9,685)	--
Increase in prepaid pension assets	(4,908)	(8,929)
Other, net	1,543	(3,513)

Net cash provided from operating activities	107,763	127,921

Cash flows from investing activities:
Acquisition of assets (h)	(106,579)	--
Capital expenditures	(30,307)	(27,906)
Proceeds from liquidation of investment	4,419	--
Investments in joint ventures and nonmarketable securities	(6,967)	(3,785)
Restricted expended industrial revenue bond proceeds	--	1,741
Other, net	--	3,139

Net cash used in investing activities	(139,434)	(26,811)

Cash flows from financing activities:
Proceeds from borrowings	102,378	103,995
Repayments of long-term debt	(57,705)	(97,426)
Purchases of common stock	(17,588)	(92,943)
Dividends paid	(17,426)	(17,231)
Dividends paid to minority interest	(2,700)	--
Proceeds from exercise of stock options	1,446	2,196

Net cash used in financing activities	8,405	(101,409)

Net effect of foreign exchange on cash	6,419	5,807

(Decrease) increase in cash and cash equivalents	(16,847)	5,508

Cash and cash equivalents at end of period	$20,789	$36,093

Supplemental noncash disclosures due to change in accounting principle (g):
Increase in property, plant and equipment	$(6,520)	--
Increase in accumulated depreciation	3,083	--
Increase in other noncurrent liabilities	6,922	--
Decrease in deferred tax liabilities	(1,265)	--

Total	$2,220	--

See accompanying notes to the consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands of dollars)
(Unaudited)

                                          September 30,            December 31
                                              2003                   2002 (a)
                                    -------------------        -----------------
ASSETS
Cash and cash equivalents                     $ 20,789                 $ 37,636
Other current assets                           428,850                  375,428
                                    -------------------        -----------------

   Total current assets                        449,639                  413,064
                                    -------------------        -----------------

Property, plant and equipment                1,582,195                1,497,989
Less accumulated depreciation
   and amortization                          1,050,656                  978,918
                                    -------------------        -----------------
   Net property, plant and equipment           531,539                  519,071

Other assets and intangibles                   345,073                  260,821
                                    -------------------        -----------------
                                            $1,326,251               $1,192,956
                                    ===================        =================
LIABILITIES and
SHAREHOLDERS' EQUITY
Current liabilities                           $200,380                 $165,007
Long-term debt                                 226,287                  180,137
Other noncurrent liabilities                   160,733                  149,223
Deferred income taxes                          135,863                  128,849
Shareholders' equity                           602,988                  569,740
                                    -------------------        -----------------
                                            $1,326,251               $1,192,956
                                    ===================        =================

        Notes (in thousands except share amounts):

(a)	Certain amounts in the accompanying consolidated financial statements have been reclassified to conform to the current presentation.

(b)	Includes foreign exchange transaction (losses) gains of ($901) and $548 and ($92) and $1,622 for the three- and nine-months periods ended September 30, 2003, and 2002, respectively.

(c)	Special charges for the third quarter ended September 30, 2003, totaled $7,503 ($4,780 after income taxes or 12 cents per diluted share) resulted from the acceptance by 89 domestic salaried employees of a voluntary separation package offered by the Company to certain domestic salaried employees during the period. In 2002, special charges for the first quarter ended March 31, 2002, totaled $850 ($541 after income taxes or one cent per diluted share) resulting from the workforce reduction programs at certain of the Company’s facilities.

(d)	During the quarter ended March 31, 2003, the Company recorded a receivable for an income tax refund, including estimated interest, related to the Internal Revenue Service's examination of the Company's 1996 and 1997 tax returns. As a result of communications with the Internal Revenue Service during the third quarter, the Company reduced the interest on the estimated refund effective September 30, 2003. The net effect of the adjustment on the Condensed Consolidated Statement of Income for the three-month period ended September 30, 2003 amounted to $1,594 ($1,015 after income taxes or two cents per diluted share). Nine months ended September 30, 2003, earnings include the benefit of the refund totaling $6,199 or 15 cents per diluted share including interest of $2,711 ($1,727 after income taxes).

(e)	During the quarter ended June 30, 2003, the Company received notification of the finalization of the Internal Revenue Service's examination of its Federal income tax returns for the years ended December 31, 1998 and 1999. As a result, the Company evaluated its remaining tax reserves and released $6.6 million to earnings. The Company released another $916 for the quarter ended September 30, 2003.

(f)	On April 25, 2002, following approval by the congressional Joint Committee On Taxation, the Company received a favorable tax settlement of $3,777, including interest of $1,285 after income taxes, from the Internal Revenue Service on its claims for adjustment of export benefits for the years 1994 and 1995.

(g)	On January 1, 2003, the Company implemented Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the change in accounting principle resulting from the implementation of the standard was $2,220 net of taxes of $1,265 or five cents per diluted share.

(h)	On January 21, 2003, Albemarle acquired Ethyl's fuel and lubricant antioxidants working capital, patents and other intellectual property for $26,579 in cash plus Albemarle will pay to Ethyl a total of $1,500 in additional consideration during 2003 if Ethyl's purchases of antioxidant products from Albemarle and Albemarle's sales of antioxidant products to third parties for fuel and lubricant additive use meet certain specified performance criteria. On July 23, 2003, the Company acquired the phosphorus-based polyurethane flame retardants businesses of Rhodia, which included a production site in Avonmouth in the United Kingdom, and supply contracts for flame retardants and intermediates manufactured at Rhodia’s sites in Charleston S.C., and in Oldbury and Widnes in the United Kingdom. The acquisition purchase price, which totaled approximately $80 million in cash, consisted of intellectual assets, inventory and fixed assets. In addition, the Company established reserves for certain environmental liabilities associated with the property acquired. The final allocation of the purchase price will be completed in the fourth quarter.